UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 18, 2012

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Effective June 18, 2012, Charles Schillings was appointed Chief Operating Office of ZAP.  Mr. Schillings currently serves on the Board of Directors of Strasbaugh Inc., a public company, which develops, designs, manufactures, markets, and sells precision surfacing systems and solutions worldwide.  From May 2007 to May 2010, Mr. Schillings served as the President and Chief Executive Officer of Strasbaugh Inc.  Since 2005, Mr. Schillings has served as the President and Chief Executive Officer of R.H. Strasbaugh, the operating subsidiary of Strasbaugh, Inc.  Mr. Schillings holds an M.S.B.A. degree in International Business from San Francisco State University and a B.S. degree in Business Finance with an Economics minor from San Diego State University.

Item 9.01	Exhibits.

(d)  Exhibits

Exhibit	Description

99.2	Employment Agreement dated June 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: November 16, 2012	By:	/s/ Priscilla M. Lu
Priscilla M. Lu
Chairman of the Board

INDEX OF EXHIBITS

Exhibit	Description

99.2	Employment Agreement dated June 18, 2012.